Investing for the Long Run® 3Q23 W. P. Carey Inc. Investor Presentation Exhibit 99.3

Table of Contents Overview Summary of Strategic Plan to Exit Office Real Estate Portfolio Balance Sheet ESG 3 7 13 24 28 Unless otherwise noted, all data in this presentation is as of September 30, 2023. Amounts may not sum to totals due to rounding.

3 Overview

4 One of the largest owners of net lease real estate and among the top 25 REITs in the MSCI US REIT Index Highly diversified portfolio by geography, tenant, property type and tenant industry Successful track record of investing and operating through multiple economic cycles since 1973 led by an experienced management team U.S. and Europe-based asset management teams Investment grade balance sheet with access to multiple forms of capital Stable cash flows derived from long-term leases that contain strong contractual rent bumps W. P. Carey (NYSE: WPC) is a REIT that specializes in investing in single-tenant net lease commercial real estate, primarily in the U.S. and Northern and Western Europe Company Highlights Orgill | Warehouse | Inwood, WV Turkey Hill | Industrial | Conestoga, PA

5 Investment Strategy Transactions Evaluated on Four Key Factors Creditworthiness of Tenant • Industry drivers and trends • Competitor analysis • Company history • Financial wherewithal Criticality of Asset • Key distribution facility or profitable manufacturing plant • Critical R&D or data-center • Top performing retail stores Fundamental Value of the Underlying Real Estate • Local market analysis • Property condition • 3rd party valuation / replacement cost • Downside analysis / cost to re-lease Transaction Structure and Pricing • Lease terms – rent growth and maturity • Financial covenants • Security deposits / letters of credit • Generate attractive risk-adjusted returns by investing in net lease commercial real estate, primarily in the U.S. and Northern and Western Europe • Protect downside by combining credit and real estate underwriting with sophisticated structuring and direct origination • Acquire “mission-critical” assets essential to a tenant’s operations • Create upside through rent escalations, credit improvements and real estate appreciation • Capitalize on existing tenant relationships through accretive expansions, renovations and follow-on deals • Hallmarks of our approach: • Diversification by tenant, industry, property type and geography • Disciplined • Opportunistic • Proactive asset management • Conservative capital structure

Proactive Asset Management

W. P. CAREY

Domestic and international asset management capabilities to address lease expirations, changing tenant credit profiles and asset repositioning or dispositions

- Asset management offices in New York and Amsterdam
- W. P. Carey has proven experience repositioning assets through re-leasing, restructuring and strategic disposition
- Generates value creation opportunities within our existing portfolio
- Five-point internal rating scale used to assess and monitor tenant credit and the quality, location and criticality of each asset

Asset Management Expertise

Transaction

- Leasing
- Dispositions
- Lease modifications
- Credit and real estate risk analysis
- Building expansions and redevelopment
- Tenant distress and restructuring

Operational

- Lease compliance
- Insurance
- Property inspections
- Non-triple net lease administration
- Real estate tax
- Projections and portfolio valuation

Asset Management Risk Analysis

Risk Management Scale

Tenant Credit	Bankruptcy	Watch List	Stable	Implied IG	Investment Grade
Asset Quality	Obsolete	Residual Risk	Stable	Class B	Class A
Asset Location	No Tenant Demand	Limited Tenant Demand / Challenging Location	Alternative Tenant Demand	Good Location / Active Market	Prime Location / High Tenant Demand
Asset Criticality	Not Critical	Non-Renewal	Possible Renewal	Critical-Renewal Likely	Highly Critical

6

7 Summary of Strategic Plan to Exit Office

8 4 Strategic Plan – Accelerated exit of office (the “Transaction”) by: (i) Spinning-off the majority of WPC’s office portfolio into a publicly-traded REIT, Net Lease Office Properties (NYSE: NLOP) (the “Spin-Off”) (ii) Selling office assets remaining on WPC’s balance sheet (the “Office Sale Program”) Spin-Off – NLOP is comprised of 59 net leased office properties, with ABR of ~$145 million, almost all of which are located in the U.S. – Net lease portfolio with favorable weighting to investment grade-rated tenants, built-in rent growth and staggered lease maturities – Business plan focused on maximizing value for shareholders through strategic asset management and disposition of properties over time with proceeds from operating cash flow and sales used to repay debt and pay distributions to its shareholders – Capitalized with approximately $168 million of existing mortgage debt outstanding and a new $455 million debt financing package, with approximately $350 million of proceeds, net of transaction expenses, from the new financing transferred to WPC – Externally managed by WPC given its in-depth knowledge of the assets, desire to maintain efficiency and timeline of NLOP’s business plan Office Sale Program – Office Sale Program is expected to be complete by early 2024 • Spanish government office portfolio consisting of 70 properties located in Spain on track to close in January 2024 • Additional 17 office properties comprised primarily of single-tenant properties in Europe excluded from the Spin-Off expected to mostly close by year end 2023 into early 2024 Go Forward WPC – Portfolio comprised primarily of industrial / warehouse, essential retail and self-storage assets with 11+-year WALT and favorable rent increases – Reset dividend policy, targeting a pro forma AFFO payout ratio of approximately 70% to 75% – Generated approximately $734 million from NLOP transfer and settlement of equity forwards used to repay debt and to fund new investments – Transaction maintains leverage targets and incrementally improves liquidity and overall credit profile Timing – Spin-Off distribution closed on November 1, 2023, at a ratio of 1 NLOP share for every 15 WPC shares Overview (1) 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023.

9 Clear path to monetizing WPC’s legacy office portfolio – Transaction accelerates WPC’s office exit strategy, aligning WPC’s portfolio with its investment focus on growing its core net lease portfolio Enhances WPC’s growth profile through improved cost of capital – Transaction is expected to broaden WPC’s appeal to debt and equity investors and serve as a catalyst to drive a re-rating of WPC – Post-Transaction portfolio expected to comprise higher-quality assets commanding an improved portfolio valuation and higher multiple – Lower cost of capital widens WPC’s investment spreads and enhances its overall earnings growth profile – Furthers WPC’s ability to drive sector-leading same-store rent growth through a combination of CPI and fixed rent escalators Increases the quality and stability of WPC’s earnings and cash flows through better end-of-lease outcomes – Post-Transaction WPC benefits from higher overall releasing spreads, reduced downtimes and carrying costs and lower capex requirements Improves portfolio quality and key metrics post-separation – Vast majority of remaining net lease portfolio to comprise industrial / warehouse, essential retail and self-storage assets – Increases overall real estate quality, criticality, and WALT of the portfolio with all other metrics largely in line with pre-Transaction levels Maintains strong, scalable investment grade balance sheet – No material change to balance sheet and WPC will remain a top 25 REIT in the MSCI US REIT Index – A credit positive with BBB+ (stable) and Baa1 (stable) unsecured credit ratings remaining unchanged – Leverage to remain within WPC’s target range of mid-to-high 5s net debt to EBITDA Uniquely positioned to successfully manage NLOP’s disposition plan – WPC originated and has managed office since inception and has a deep understanding of the assets and markets Strategic Rationale

Accelerates Existing Office Disposition Strategy

W. P. CAREY

- WPC has reduced its office exposure from 30% of ABR in 2015 to under 16% today – the Transaction greatly accelerates that trajectory
- Expect balance sheet sales to be completed by early 2024 and generate total gross sale proceeds of approximately $800 million
  - Year-to-date, four properties have been sold for gross proceeds of approximately $140 million
  - Closed or transactions in place on over 90% of assets, based on gross proceeds

Office Exposure as % of Total ABR [1]


30.0%
25.5%
15.5%
Office Sale Program represents ~5% of total WPC ABR as of 9/30/23
Residual office assets on master leases or will be redeveloped into other property types
5.1%
0.0%
YE 2015
YE 2018
Today (9/30/2023)
Post-Spin-Off
Post-Transaction [2]

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023.
2. Excludes office properties that will be redeveloped or reclassified into other property types and office properties that are subject to master leases with tenants owning additional property types.

10

W. P. Carey Post-Transaction Portfolio (1)

W. P. CAREY

Portfolio post-Transaction focused on industrial / warehouse, essential retail and net lease self-storage


GAMMA





Size	Gross Real Estate Book Value (2)	$15.6 billion
	ABR	$1.25 billion
Net-Lease Portfolio	Property Type (% of ABR): Industrial; Warehouse; Retail (3); Self-Storage; Other (4)	
	% of Office Contribution	0.0%
	WALT	11.7 years
	Occupancy	99.2%
	Investment Grade Tenants (% of ABR)	21.9%
	Number of Properties	1,327
	Number of Tenants	322
	Square Footage	165.0 million
Self Storage (5)	Number of Properties	86
	Number of Units	53,283
	Average Occupancy	90.5%


14%
5%
34%
20%
27%
62% Industrial / Warehouse

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023. Amounts may not sum to totals due to rounding.
2. Gross real estate value represents consolidated real estate assets before accumulated depreciation on buildings and improvements, net of accumulated amortization on in-place lease intangible assets and above-market rent intangible assets.
3. Includes automotive dealerships.
4. Includes education facility, hotel (net lease), laboratory, specialty, research & development, fitness facility, student housing (net lease), theater, funeral home, restaurant, land, outdoor advertising and parking. Includes office properties that will be redeveloped or reclassified into other property types and office properties that are subject to master leases with tenants owning additional property types.
5. Metrics shown for operating self-storage portfolio only; excludes net-lease self-storage assets which are captured in net-lease portfolio metrics.

11

12 Pro Forma Transaction • W. P. Carey to remain the largest diversified net lease REIT and a top 25 REIT in the MSCI US REIT Index • WPC expects to continuing operating within leverage targets of mid-to-high 5s net debt to EBITDA and low-to-mid 40s debt to gross assets • Viewed as a credit positive by both S&P and Moody’s with no change to BBB+ / Baa1 ratings • Incrementally improves liquidity – NLOP transfer of approximately $350 million, net of transaction expenses, largely used to repay revolver maintaining substantial capacity • Equity forwards settled subsequent to quarter end raising $384 million of proceeds for capital needs, including investments and repayment of debt • Improves debt maturities through revolver pay down and removal of $258 million in mortgage debt from NLOP and Office Sale Program (1) • Office Sale Program expected to generate approximately $800 million in total gross disposition proceeds, providing additional liquidity. ~$140 million has been sold year-to-date • Unsecured debt covenants all remain well within required thresholds Credit Profile and Balance Sheet Maintains strong and flexible investment grade balance with strengthened credit profile Capitalization ($MM) (2) 9/30/23 Total Equity (3) $11,569 Pro Rata Net Debt Senior Unsecured Notes USD 2,900 Senior Unsecured Notes EUR 3,046 Mortgage Debt, pro rata USD 557 Mortgage Debt, pro rata (EUR $236 / Other $86) 322 Unsecured Revolving Credit Facility USD 155 Unsecured Revolving Credit Facility (EUR $345 / Other $16) 362 Unsecured Term Loans (EUR $757 / GBP $331) 1,088 Total Pro Rata Debt $8,430 Less: Cash and Cash Equivalents (136) Total Pro Rata Net Debt $8,293 Enterprise Value $19,862 Total Capitalization $19,999 Leverage Metrics Pro Rata Net Debt / Adjusted EBITDA (4)(5) 5.7x Pro Rata Net Debt / Enterprise Value (3)(4) 41.8% Total Consolidated Debt / Gross Assets (6) 40.6% Weighted Average Interest Rate (pro rata) 3.3% Weighted Average Debt Maturity (pro rata) 3.7 years 1. As of September 30, 2023, one asset in the Office Sale Program has been sold, which served as the headquarters for the largest provider of digital pay television in Spain. Mortgage debt outstanding at the time of sale was approximately $46 million. 2. Amounts may not sum to totals due to rounding. 3. Based on a closing stock price of $54.08 on September 30, 2023 and 213,925,817 common shares outstanding as of September 30, 2023. 4. Pro rata net debt to enterprise value and pro rata net debt to Adjusted EBITDA are based on pro rata debt less consolidated cash and cash equivalents. 5. Adjusted EBITDA represents 3Q23 annualized Adjusted EBITDA, as reported in the Form 8-K filed with the SEC on November 3, 2023. 6. Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and above-market rent intangible assets.

13 Real Estate Portfolio

14 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023. 2. Other includes leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases, as well as leases with no escalations. 3. Metrics shown for operating self-storage portfolio only; excludes net-lease self-storage assets which are captured in net-lease portfolio metrics. Large Diversified Portfolio (1) N et -L ea se P or tfo lio Number of Properties 1,472 Number of Tenants 395 Square Footage 179.2 million ABR $1.46 billion North America / Europe / Other (% of ABR) 66% / 33% / 1% Contractual Rent Escalation: CPI-linked / Fixed / Other (2) 52% / 44% / 4% WALT 11.0 years Occupancy 98.9% Investment Grade Tenants (% of ABR) 28.2% Top 10 Tenant Concentration (% of ABR) 18.9% Se lf St or ag e (3) Number of Properties 86 Number of Units 53,283 Average Occupancy 90.5%

Top Ten Net Lease Tenants [1]

W. P. CAREY

One of the lowest Top 10 concentrations among the net lease peer group

Tenant	Description	Number of Properties	ABR ($ millions)	WALT (years)	% of Total
U-HAUL	Net lease self-storage properties in the U.S. [2]	78	$39	0.5	2.6%
APOTEX	Pharmaceutical R&D and advanced manufacturing properties in Canada [3]	11	32	19.5	2.2%
State of Andalucia	Government office properties in Spain	70	31	11.2	2.1%
METRO	Business-to-business wholesale stores in Italy and Germany	20	29	5.0	2.0%
HELLWEG	Do-it-yourself retail properties in Germany	35	29	13.4	2.0%
Extra Space Storage	Net lease self-storage properties in the U.S.	27	25	20.6	1.7%
ABC TECHNOLOGIES	Automotive component manufacturing properties in North America [3][4]	23	24	19.6	1.7%
OBI	Do-it-yourself retail properties in Poland	26	24	7.7	1.6%
NORD ANGLIA EDUCATION	K-12 private schools in the U.S.	3	22	20.0	1.5%
FORTENOVA GRUPA	Grocery stores and warehouses in Croatia	19	21	10.6	1.5%
Top 10		**312**	**$276**	**12.2 yrs**	**18.9%**

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023.
2. The Company received notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on the properties in the U-Haul net lease self-storage portfolio.
3. ABR from these properties is denominated in U.S. dollars.
4. Of the 23 properties leased to the tenant, nine are located in Canada, eight are located in the United States and six are located in Mexico.

15

Property and Industry Diversification (1)

W. P. CAREY

Property Type Diversification (% of ABR)


52%
Industrial / Warehouse
29%
23%
17%
16%
4%
11%

Industrial	29%
Warehouse	23%
Retail (2)	17%
Office	16%
Self-storage (Net Lease)	4%
Other (3)	11%

Tenant Industry Diversification (% of ABR)


15%
20%
9%
8%
7%
6%
6%
4%
4%
4%
4%
3%
3%
3%
3%
3%
2%

Retail Stores (2)	20%
Consumer Services	9%
Beverage and Food	8%
Automotive	7%
Healthcare and Pharmaceuticals	6%
Grocery	6%
Cargo Transportation	4%
Capital Equipment	4%
Business Services	4%
Containers, Packaging and Glass	3%
Construction and Building	3%
Durable Consumer Goods	3%
Sovereign and Public Finance	3%
Hotels and Leisure	3%
High Tech Industries	2%
Other (4)	15%

1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023.
2. Includes automotive dealerships.
3. Includes education facility, laboratory, hotel (net lease), research and development, specialty, fitness facility, student housing (net lease), theater, funeral home, restaurant, land, parking and outdoor advertising.
4. Includes tenants in the following industries: chemicals, plastics and rubber; insurance; non-durable consumer goods; metals; telecommunications; banking; aerospace and defense; wholesale; media: advertising, printing and publishing; oil and gas; media: broadcasting and subscription; utilities: electric; environmental industries; consumer transportation; forest products and paper; electricity; finance and real estate.

16

17 North America, 66% $969MM United States, 62% $905MM Canada (2), 3% $51MM Mexico (3), 1% $13MM Europe, 33% $483MM Other (4), 1% $8MM 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023. 2. $47MM or 92% of ABR from Canadian-based properties denominated in USD with the balance in CAD. 3. All ABR from Mexican-based properties denominated in USD. 4. Includes Mauritius (0.4%) and Japan (0.1%). W. P. Carey has been investing internationally for approximately 25 years, primarily in Northern and Western Europe Geographic Diversification (1) Through our financing and hedging strategies, we’ve significantly mitigated currency risk through a combination of over-weighting our debt in foreign currencies and utilizing contractual cash flow hedges.

18 Uncapped CPI 36% Fixed 44% Capped CPI 16% Other (2) 3% CPI-linked 52% None 1% 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023. 2. Represents leases with percentage rent (i.e., participation in the gross revenues of the tenant above a stated level) and other increases. Over 99% of ABR comes from leases with contractual rent increases, including 52% linked to CPI Internal Growth from Contractual Rent Increases (1)

19 1.5% 1.6% 1.5% 1.6% 1.8% 2.7% 3.0% 3.4% 3.4% 4.3% 4.3% 4.2% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 1. Contractual same store portfolio includes leases that were continuously in place during the period from September 30, 2022 to September 30, 2023. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of September 30, 2023. Contractual same store growth of 4.2% (1) Same Store ABR Growth

20 1.0% 6.1% 4.4% 4.6% 5.7% 4.9% 4.8% 4.8% 5.0% 3.2% 5.5% 50.0% 0% 10% 20% 30% 40% 50% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Thereafter 1. Portfolio information reflects pro rata ownership of real estate assets (excluding operating properties) as of September 30, 2023. 2. Assumes tenants do not exercise any renewal or purchase options. 3. Includes ABR of $38.8 million from the U-Haul net lease self-storage portfolio. The Company received notice during the 2023 first quarter from a related party of U-Haul of its intention to exercise its repurchase option on the properties in this portfolio. Weighted-average lease term of 11.0 years Lease Expirations and Average Lease Term (1) Lease Expirations (% ABR) (2) (3)

21 1. Historical data through 2021 includes W. P. Carey and the following CPA REITs: Corporate Property Associates 12 Incorporated, Corporate Property Associates 14 Incorporated, Corporate Property Associates 15 Incorporated, Corporate Property Associates 16 – Global Incorporated, Corporate Property Associates 17 – Global Incorporated (CPA:17) and Corporate Property Associates 18 – Global Incorporated (CPA:18). Portfolio information excludes operating properties. 2. Represents occupancy for each completed year at December 31. Otherwise, occupancy shown is for the most recent quarter. Stable occupancy maintained during the aftermath of the global financial crisis and throughout the COVID-19 pandemic Historical Occupancy (1) 96.6% 97.3% 98.4% 98.8% 99.0% 99.2% 99.3% 99.8% 98.3% 98.9% 98.5% 98.5% 98.8% 98.9% 0% 20% 40% 60% 80% 100% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q23 Occupancy (% Square Feet) (2)

22 Recent investment activity has been focused primarily on mission critical industrial and warehouse properties and essential retail Recent Acquisitions – Case Studies Recent Acquisitions Purchase Price: $122 million Transaction Type: Sale-leaseback Facility Type: Retail (Grocery) Location: Various, Denmark Size: 479,444 square feet Lease Term: 15-year lease Rent Escalation: Danish CPI Coop February - November 2022 (30 properties) Purchase Price: $468 million Transaction Type: Sale-leaseback Facility Type: Industrial / Warehouse Location: Various, Canada Size: 2,268,417 square feet Lease Term: 20-year lease Rent Escalation: Fixed (with all rent paid in USD) Apotex April 2023 (11 properties) ABC April 2023 (9 properties) Purchase Price: $98 million Transaction Type: Sale-leaseback (follow-on deal with existing tenant) Facility Type: Industrial Location: Various, U.S. (4) / Canada (3) / Mexico (2) Size: 1,225,951 square feet Lease Term: 20-year lease Rent Escalation: Fixed (with all rent paid in USD)

23 Capital investments have become a more meaningful part of our investment activity and allow us to pursue follow-on opportunities with existing tenants Capital Investments – Case Studies Recent Capital Investments Investment: $25 million build-to-suit Facility Type: Research and Development Location: Wageningen, The Netherlands Size: 63,762 square feet Lease Term: 20-year lease Rent Escalation: Dutch CPI Upfield Group Completed July 2022 Investment: $20 million renovation Facility Type: Industrial Location: Evansville, IN and Lawrence, KS Size: N/A Lease Term: 17-year lease Rent Escalation: U.S. CPI Berry Plastics Completed March 2023 Investment: $14 million redevelopment Facility Type: Laboratory Location: Pleasanton, CA Size: N/A Lease Term: 16-year lease Rent Escalation: Fixed Unchained Labs Completed August 2023

24 Balance Sheet

25 1. Amounts may not sum to totals due to rounding. 2. Based on a closing stock price of $54.08 on September 30, 2023 and 213,925,817 common shares outstanding as of September 30, 2023. 3. Pro rata net debt to enterprise value and pro rata net debt to Adjusted EBITDA are based on pro rata debt less consolidated cash and cash equivalents. 4. Adjusted EBITDA represents 3Q23 annualized Adjusted EBITDA, as reported in the Form 8-K filed with the SEC on November 3, 2023. 5. Gross assets represent consolidated total assets before accumulated depreciation on real estate. Gross assets are net of accumulated amortization on in-place lease and above-market rent intangible assets. Balance Sheet Overview Capitalization (%) • Size: Large, well-capitalized balance sheet with $19.9B in total enterprise value • Liquidity: Ample liquidity of $1.8B at quarter end • Forward Equity: Settled all outstanding forward sale agreements for net proceeds of approximately $384MM in October 2023 • NLOP Financing: Approximately $350MM of proceeds, net of transaction expenses, transferred to WPC in November 2023 • Credit Rating: Upgraded to Baa1 (stable) by Moody’s and BBB+ (stable) by S&P in September 2022 and January 2023, respectively • Leverage: Maintain conservative leverage targets (mid-to-high 5s Net Debt to EBITDA) • Capital Markets: Demonstrated strong access to capital markets – Term Loan: €500MM term loan swapped to 4.34% due April 2026 in April 2023 – ATM: $104MM of forward equity issued year-to-date – Private Placement: €150MM of 3.41% Senior Unsecured Notes due 2029 and €200MM of 3.70% Senior Unsecured Notes due 2032 issued in September 2022 – Green Bonds: $350MM, 2.45% Notes due 2032 issued in 2021 Balance Sheet Highlights Capitalization ($MM) (1) 9/30/23 Total Equity (2) $11,569 Pro Rata Net Debt Senior Unsecured Notes USD 2,900 Senior Unsecured Notes EUR 3,046 Mortgage Debt, pro rata USD 557 Mortgage Debt, pro rata (EUR $236 / Other $86) 322 Unsecured Revolving Credit Facility USD 155 Unsecured Revolving Credit Facility (EUR $345 / Other $16) 362 Unsecured Term Loans (EUR $757 / GBP $331) 1,088 Total Pro Rata Debt $8,430 Less: Cash and Cash Equivalents (136) Total Pro Rata Net Debt $8,293 Enterprise Value $19,862 Total Capitalization $19,999 Leverage Metrics Pro Rata Net Debt / Adjusted EBITDA (3)(4) 5.7x Pro Rata Net Debt / Enterprise Value (2)(3) 41.8% Total Consolidated Debt / Gross Assets (5) 40.6% Weighted Average Interest Rate (pro rata) 3.3% Weighted Average Debt Maturity (pro rata) 3.7 years 58% 30% 8% 4% Equity (2) Senior Unsecured Notes Unsecured Revolving Credit Facility / Term Loans Mortgage Debt (pro rata)

26 Principal at Maturity (1) Debt Maturity Schedule % of Total (4) 1.3% 15.2% 22.5% 18.1% 6.5% 6.3% 5.7% 6.6% 6.0% 6.7% 5.1% Interest Rate (4) 5.5% 3.5% 4.8% 3.2% 2.2% 1.4% 3.7% 1.0% 2.4% 2.9% 2.3% $M M 1. Reflects amount due at maturity, excluding unamortized discount and unamortized deferred financing costs. 2. Reflects pro rata balloon payments due at maturity. W. P. Carey has two fully amortizing mortgages due in 2031 ($3MM) and 2039 ($3MM). 3. Includes amounts drawn under the credit facility as of September 30, 2023. 4. Reflects the weighted average percentage of debt outstanding and the weighted average interest rate for each year based on the total outstanding balance. 106 250 364 98 21 2 530 530 530 530 159 556 212 500 450 350 325 500 350 425 559 530 517 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Mortgage Debt Unsecured Bonds (EUR) Unsecured Bonds (USD) Unsecured Term Loans Unsecured Revolving Credit Facility (2) (3)

27 Metric Covenant September 30, 2023 Total Leverage Total Debt / Total Assets ≤ 60% 40.0% Secured Debt Leverage Secured Debt / Total Assets ≤ 40% 3.8% Fixed Charge Coverage Consolidated EBITDA / Annual Debt Service Charge ≥ 1.5x 5.2x Maintenance of Unencumbered Asset Value Unencumbered Assets / Total Unsecured Debt ≥ 150% 239.1% 1. This is a summary of the key financial covenants for our Senior Unsecured Notes, along with estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants governing the Senior Unsecured Notes. 2. As of September 30, 2023, our Senior Unsecured Notes consisted of the following note issuances: (i) $500 million 4.60% senior unsecured notes due 2024, (ii) €500 million 2.25% senior unsecured notes due 2024, (iii) $450 million 4.00% senior unsecured notes due 2025, (iv) $350 million 4.25% senior unsecured notes due 2026, (v) €500 million 2.25% senior unsecured notes due 2026, (vi) €500 million 2.125% senior unsecured notes due 2027, (vii) €500 million 1.35% senior unsecured notes due 2028, (viii) $325 million 3.85% senior unsecured notes due 2029, (ix) €525 million 0.95% senior unsecured notes due 2030, (x) $500 million 2.40% senior unsecured notes due 2031, (xi) $350 million 2.45% senior unsecured notes due 2032 and (xii) $425 million 2.25% senior unsecured notes due 2033. Excludes the €150MM 3.41% senior unsecured notes due 2029 and €200MM 3.70% senior unsecured notes due 2032 issued in the September 2022 private placement offering. Unsecured Bond Covenants (1) Investment grade balance sheet with recent upgrades to Baa1 (stable) from Moody’s and BBB+ (stable) from S&P Senior Unsecured Notes (2)

28 ESG

ESG Strategy

W. P. CAREY

- As we celebrate our 50th anniversary, we remain committed to our founder's dedication to *Investing for the Long Run*® and *Doing Good While Doing Well*® and his ongoing commitment to making a positive difference within our business, local communities and beyond
- Our cross-functional ESG Committee serves to support our ongoing commitment to environmental and sustainability initiatives, corporate social responsibility and corporate governance

Environmental

- Collect tenant energy usage data in an effort to quantify and reduce our portfolio's global carbon footprint and integrate with benchmarking organizations
- Evaluate and target new sustainability-linked investment opportunities, with the goal of growing ABR and portfolio prominence from green certified buildings [1]
- Continue to identify and evaluate property level sustainability opportunities within our portfolio, which we believe can reduce carbon footprints, support our tenants' own sustainability goals and also represent attractive investments
  - Launched CareySolar™, a turnkey solution providing tenants with on-site renewable energy via rooftop and carport solar installations
- Achieved Gold level recognition as a Green Lease Leader for the second consecutive year [2]
- Fully allocated proceeds from inaugural $350 million green bond to new and existing eligible green projects [3]
- Established a Climate Disclosure Working Group to focus on preparations for anticipated climate disclosure reporting requirements

Social

- Prioritize our employees and maintain a safe and inclusive work environment, where we can attract and retain a high-caliber workforce
- Promote employee volunteer efforts and foster productive relationships with the communities in which we operate through our Carey Forward program
- Strive to create a diverse, challenging and positive work environment where hard work and dedication are recognized and rewarded
  - Achieved U.S. certification as a Great Place to Work® for second consecutive year [4] and included in the Bloomberg Gender-Equality Index for a third consecutive year
  - Signed both the UN Women's Empowerment Principles (WEPs) and CEO Action for Diversity and Inclusion™
- Our workforce [5]:

190+	36%	38
Global Employees	Racial / Ethnic Diversity [6]	Average Employee Age

- Employees who identify as women represent[5]:

46%	46%	33%
of Global Workforce	of Managers	of Executive Team

Governance

- Committed to managing risk, providing transparent disclosure and being accountable to our stakeholders
- Maintained the highest QualityScore rating of "1" from ISS in Governance
- Key Governance Highlights
  - 9 out of 10 independent Directors, including a separate independent chair
  - Women represent **30%** of our Board
  - No related-party transactions
  - Independence of Directors reviewed annually
  - Limitation on over-boarding
  - Proxy access with "3/3/20/20" market standard
  - Opted out of Maryland staggered board provisions; all Directors elected annually
  - No poison pill
  - Human Rights Policy, in addition to our Code of Business Conduct and Ethics

1. For a building to be considered "green certified" under our investment criteria, it must at a minimum be certified by LEED, BREEAM or a similarly recognized organization or certification process.
2. In 2022 and 2023 we were recognized as a Green Lease Leader at the Gold level by the Institute for Market Transformation (IMT) and the U.S. Department of Energy's (DOE) Better Buildings Alliance.
3. Eligible Green Projects are defined in WPC's Green Financing Framework, available on our website.
4. In 2022 and 2023 we were Certified™ by Great Place to Work® based on a survey of U.S. employees.
5. As of December 31, 2022.
6. Data is collected by our Human Resources Department and is only for our U.S.-based employees.

29

30 Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 (as amended, the “Securities Act”) and the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward- looking statements include, but are not limited to, statements that are not historical facts. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward- looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to inflation and increased interest rates, the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict, war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in Part II, Item 1A, Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. Cautionary Statement Concerning Forward-Looking Statements All data presented herein is as of September 30, 2023 unless otherwise noted. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results.

31 EBITDA and Adjusted EBITDA We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non- cash and noncore items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies. Other Metrics Pro Rata Metrics This presentation contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of September 30, 2023. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis. The following non-GAAP financial measures are used in this presentation Disclosures